As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISTAPRINT LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0417483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton, HM12

Bermuda

(Address of Principal Executive Offices)

Amended and Restated 2005 Equity Incentive Plan

(Full Title of the Plan)

Lawrence A. Gold

Senior Vice President and General Counsel

VistaPrint USA, Incorporated

95 Hayden Ave.

Lexington, Massachusetts 02421

(Name and Address of Agent For Service)

(781) 652-6300

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, $0.001 par value per share	3,900,000 shares	$42.60(2)	$166,140,000(2)	$5,100.50

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Shares as reported on The Nasdaq Global Market on November 26, 2007.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purposes of registering the offer and sale of an additional 3,900,000 common shares, $.001 par value per share, of the registrant to be issued pursuant to the registrant’s Amended and Restated 2005 Equity Incentive Plan. This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8 (File Nos. 333-129912 and 333-133797) filed by the registrant with the Securities and Exchange Commission (“SEC”) relating to the registrant’s Amended and Restated 2005 Equity Incentive Plan on November 23, 2005 and May 4, 2006, respectively, except for Item 8. Exhibits.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 30th day of November, 2007.

VISTAPRINT LIMITED

By:	/s/ Robert S. Keane
Robert S. Keane
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Keane Robert S. Keane	President and Chief Executive Officer (Principal executive officer)	November 30, 2007

/s/ Harpreet Grewal Harpreet Grewal	Chief Financial Officer (Principal financial and accounting officer)	November 30, 2007

* Daniel Ciporin	Director	November 30, 2007

* John J. Gavin, Jr.	Director	November 30, 2007

* George Overholser	Director	November 30, 2007

* Louis Page	Director	November 30, 2007

* Richard Riley	Director	November 30, 2007

*By:	/s/ Robert S. Keane
Robert S. Keane
Attorney-In-Fact

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Appleby, counsel to the Registrant

23.1	Consent of Appleby (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24(1)	Powers of attorney

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 24 to the Registrant’s Registration Statement on Form S-8 (File No. 333-129912) and incorporated herein by reference.